Exhibit 10.2

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

dated as of June 30, 2023

among

GCIC CLO II LLC,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

to

the Indenture, dated as of December 13, 2018, between the Issuer and the Trustee

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2023, between GCIC CLO II LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”), hereby amends the Indenture, dated as of December 13, 2018 (as amended by that certain First Supplemental Indenture, dated December 21, 2020, and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Indenture”), between the Issuer and the Trustee. Capitalized terms used in this Supplemental Indenture that are not otherwise defined herein have the meanings assigned thereto in the Indenture.

W I T N E S S E T H

WHEREAS, pursuant to Section 8.1(a)(xxviii) of the Indenture, without the consent of the Holders of any Notes, but with the written consent of the Collateral Manager, the Trustee and the Issuer, at any time and from time to time subject to the requirements provided in Section 8.3 of the Indenture, may enter into one or more supplemental indentures to make any necessary or advisable changes to the Indenture in connection with the adoption of an Alternative Rate;

WHEREAS, if at any time while any Floating Rate Notes are outstanding the Collateral Manager reasonably determines that LIBOR is likely to cease to exist or be reported on the Reuters Screen, the Collateral Manager may select an Alternative Rate;

WHEREAS, the Collateral Manager expects LIBOR will cease to reported in its current form on or after June 30, 2023 and the Collateral Manager hereby certifies to the Issuer and the Trustee that commencing as of the Interest Determination Date relating to the Interest Accrual Period commencing in July, 2023, the Alternative Rate implemented pursuant to this Supplemental Indenture is Term SOFR, including any applicable spread adjustments;

WHEREAS; a Majority of the Controlling Class has not objected to such Alternative Rate within 10 Business Days of notice of such rate;

WHEREAS, the Issuer has determined that the conditions set forth in Article VIII of the Indenture for entry into this Supplemental Indenture have been satisfied or waived as of the date hereof;

WHEREAS, pursuant to Section 8.1 of the Indenture, the Collateral Manager has consented to this Supplemental Indenture;

WHEREAS, pursuant to Section 8.3(a) of the Indenture, the Collateral Administrator has consented to this Supplemental Indenture;

WHEREAS, pursuant to Section 8.3(g) of the Indenture, the Trustee has delivered a copy of this Supplemental Indenture to the Collateral Manager, the Collateral Administrator, the Rating Agencies and the Noteholders not later than 10 days prior to the execution hereof; and

WHEREAS, the parties hereto intend for the amendments set forth herein to take effect on June 30, 2023 or on such earlier date that the Collateral Manager notifies the Trustee (which may be via email) that LIBOR is likely to cease to exist or be reported on the Reuters Screen (the “Amendment Effective Date”);

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.     Amendments.

(a)            The Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Indenture attached as Exhibit A hereto, effective as of the Amendment Effective Date. For the avoidance of doubt, the Secured Notes will continue to accrue interest using LIBOR for the remainder of the Interest Accrual Period following the Amendment Effective Date.

(b)            The Exhibits to the Indenture are hereby amended as follows: Exhibit C thereto shall be deleted in its entirety and replaced with “[RESERVED]”.

SECTION 2.     Effect of Supplemental Indenture.

(a)            Upon execution of this Supplemental Indenture, the Indenture shall be, and be deemed to be, modified and amended, effective as of the Amendment Effective Date, in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Issuer shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as modified and expressly amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)            Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms. All references in the Indenture to the Indenture or to “this Indenture” shall apply mutatis mutandis to the Indenture as modified by this Supplemental Indenture. The Trustee shall be entitled to all rights, protections, immunities and indemnities set forth in the Indenture as fully as if set forth in this Supplemental Indenture.

SECTION 3.     Binding Effect.

The provisions of this Supplemental Indenture shall be binding upon and inure to the benefit of the Issuer, the Trustee, the Collateral Manager, the Collateral Administrator, the Holders and each of their respective successors and assigns.

SECTION 4.     Acceptance by the Trustee.

The Trustee accepts the amendments to the Indenture as set forth in this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Indenture, subject to its protections, immunities and indemnitees set forth therein and herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto.

SECTION 5.     Execution, Delivery and Validity.

The Issuer represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms. If the Collateral Manager notifies the Trustee (which may be via email) that LIBOR ceases to exist or be reported on the Reuters Screen prior to June 30, 2023, the Trustee shall deliver notice to the Noteholders that this Supplemental Indenture is effective upon the occurrence of the Amendment Effective Date.

SECTION 6.     GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.     Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Supplemental Indenture (and each related document, modification and waiver in respect of this Supplemental Indenture) may be executed and delivered in counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee), each of which shall be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Supplemental Indenture by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 8.     Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Supplemental Indenture, Sections 2.7(i) and 5.4(d) of the Indenture are incorporated herein by reference thereto, mutatis mutandis.

SECTION 9.     Direction.

By their signatures hereto, the Issuer hereby direct the Trustee and the Collateral Administrator to execute this Supplemental Indenture.

SECTION 10.     Collateral Manager Notice.

The Collateral Manager, by its execution of this Supplemental Indenture, hereby notifies the Issuer, Collateral Administrator, the Calculation Agent, the Trustee and the Holders that it expects LIBOR will cease to exist or be reported in its current form on June 30, 2023, and that it has selected an Alternative Rate in respect of LIBOR which will become effective on the Amendment Effective Date unless otherwise notified by the Collateral Manager prior to such date.  The Collateral Manager hereby instructs and directs the Trustee to provide a copy of this Supplemental Indenture to each Holder and in doing so the Collateral Manager hereby states that the notice required by the definition of “LIBOR” has been provided.

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

GCIC CLO II LLC, as Issuer

By: Golub Capital BDC, Inc., its designated manager

By:	/s/ Christopher Ericson
Name: Christopher Ericson
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bruce C. Boyd
Name: Bruce C. Boyd
Title: Vice President

CONSENTED TO BY:

GC ADVISORS LLC, as Collateral Manager

By:	/s/ David Golub
Name: David Golub
Title: President

CONSENTED TO BY:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ Bruce C. Boyd
Name: Bruce C. Boyd
Title: Vice President

Exhibit A

[Attached]

EXECUTION VERSION

CONFORMED THROUGH SECOND SUPPLEMENTAL INDENTURE

DATED JUNE 30, 2023

~~Conformed Through First Supplemental Indenture~~

~~Dated as of December 21, 2020~~

INDENTURE

by and between

GCIC CLO II LLC,
Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION,
Trustee

Dated as of December 13, 2018

Page

ARTICLE I Definitions		2

Section 1.1	Definitions	2
Section 1.2	Usage of Terms	~~75~~77
Section 1.3	Assumptions as to Assets	~~75~~77

ARTICLE II The Notes		~~79~~80

Section 2.1	Forms Generally	~~79~~80
Section 2.2	Forms of Notes	~~79~~80
Section 2.3	Authorized Amount; Stated Maturity; Denominations	~~81~~82
Section 2.4	Execution, Authentication, Delivery and Dating	~~82~~83
Section 2.5	Registration, Registration of Transfer and Exchange	~~83~~84
Section 2.6	Mutilated, Defaced, Destroyed, Lost or Stolen Note	~~94~~95
Section 2.7	Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved	~~94~~96
Section 2.8	Persons Deemed Owners	~~98~~99
Section 2.9	Cancellation	~~98~~99
Section 2.10	DTC Ceases to be Depository	~~98~~100
Section 2.11	Non-Permitted Holders	~~100~~101
Section 2.12	Treatment and Tax Certification	~~102~~103
Section 2.13	Additional Issuance	~~105~~106

ARTICLE III Conditions Precedent		~~107~~108

Section 3.1	Conditions to Issuance of Notes on Closing Date	~~107~~108
Section 3.2	Conditions to Additional Issuance	~~110~~111
Section 3.3	Custodianship; Delivery of Collateral Obligations and Eligible Investments	~~112~~113

ARTICLE IV Satisfaction And Discharge		~~113~~114

Section 4.1	Satisfaction and Discharge of Indenture	~~113~~114
Section 4.2	Application of Trust Money	~~114~~115
Section 4.3	Repayment of Monies Held by Paying Agent	~~114~~115
Section 4.4	Liquidation of Assets	~~114~~115

ARTICLE V Remedies		~~115~~116

Section 5.1	Events of Default	~~115~~116
Section 5.2	Acceleration of Maturity; Rescission and Annulment	~~117~~118
Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee	~~118~~119
Section 5.4	Remedies	~~120~~121
Section 5.5	Optional Preservation of Assets	~~122~~123
Section 5.6	Trustee May Enforce Claims Without Possession of Notes	~~123~~124
Section 5.7	Application of Money Collected	~~123~~125
Section 5.8	Limitation on Suits	~~124~~125

(continued)

Page

Section 5.9	Unconditional Rights of Secured Noteholders to Receive Principal and Interest	~~124~~126
Section 5.10	Restoration of Rights and Remedies	~~125~~126
Section 5.11	Rights and Remedies Cumulative	~~125~~126
Section 5.12	Delay or Omission Not Waiver	~~125~~126
Section 5.13	Control by Supermajority of Controlling Class	~~125~~126
Section 5.14	Waiver of Past Defaults	~~126~~127
Section 5.15	Undertaking for Costs	~~126~~127
Section 5.16	Waiver of Stay or Extension Laws	~~127~~128
Section 5.17	Sale of Assets	~~127~~128
Section 5.18	Action on the Notes	~~128~~129

ARTICLE VI The Trustee		~~128~~129

Section 6.1	Certain Duties and Responsibilities	~~128~~129
Section 6.2	Notice of Event of Default	~~130~~131
Section 6.3	Certain Rights of Trustee	~~130~~131
Section 6.4	Not Responsible for Recitals or Issuance of Notes	~~134~~135
Section 6.5	May Hold Notes	~~134~~135
Section 6.6	Money Held in Trust	~~134~~135
Section 6.7	Compensation and Reimbursement	~~134~~135
Section 6.8	Corporate Trustee Required; Eligibility	~~135~~136
Section 6.9	Resignation and Removal; Appointment of Successor	~~136~~137
Section 6.10	Acceptance of Appointment by Successor	~~137~~138
Section 6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee	~~137~~139
Section 6.12	Co-Trustees	~~138~~139
Section 6.13	Certain Duties of Trustee Related to Delayed Payment of Proceeds	~~139~~140
Section 6.14	Authenticating Agents	~~139~~140
Section 6.15	Withholding	~~140~~141
Section 6.16	Representative for Secured Noteholders only; Agent for each other Secured Party and the Holders of the Subordinated Notes	~~140~~141
Section 6.17	Representations and Warranties of the Bank	~~140~~142

ARTICLE VII Covenants		~~141~~142

Section 7.1	Payment of Principal and Interest	~~141~~142
Section 7.2	Maintenance of Office or Agency	~~141~~142
Section 7.3	Money for Note Payments to be Held in Trust	~~142~~143
Section 7.4	Existence of Issuer	~~144~~145
Section 7.5	Protection of Assets	~~144~~146
Section 7.6	Opinions as to Assets	~~146~~147
Section 7.7	Performance of Obligations	~~146~~147
Section 7.8	Negative Covenants	~~146~~147

-ii-

(continued)

Page

Section 7.9	Statement as to Compliance	~~148~~149
Section 7.10	Issuer May Consolidate, etc., Only on Certain Terms	~~148~~149
Section 7.11	Successor Substituted	~~150~~151
Section 7.12	No Other Business	~~150~~151
Section 7.13	[Reserved]	~~150~~151
Section 7.14	Annual Rating Review	~~150~~152
Section 7.15	Reporting	~~151~~152
Section 7.16	Calculation Agent	~~151~~152
Section 7.17	Certain Tax Matters	~~152~~153
Section 7.18	Effective Date; Purchase of Additional Collateral Obligations	~~157~~158
Section 7.19	Representations Relating to Security Interests in the Assets	~~160~~161

ARTICLE VIII Supplemental Indentures		~~162~~164

Section 8.1	Supplemental Indentures Without Consent of Holders of Notes	~~162~~164
Section 8.2	Supplemental Indentures With Consent of Holders of Notes	~~166~~168
Section 8.3	Execution of Supplemental Indentures	~~168~~169
Section 8.4	Effect of Supplemental Indentures	~~171~~173
Section 8.5	Reference in Notes to Supplemental Indentures	~~171~~173
Section 8.6	Hedge Agreements	~~172~~173

ARTICLE IX Redemption Of Notes		~~172~~173

Section 9.1	Mandatory Redemption	~~172~~173
Section 9.2	Optional Redemption	~~172~~173
Section 9.3	Tax Redemption	~~176~~177
Section 9.4	Redemption Procedures	~~176~~177
Section 9.5	Notes Payable on Redemption Date	~~178~~179
Section 9.6	Special Redemption	~~179~~180
Section 9.7	Issuer Purchases of Secured Notes	~~179~~180
Section 9.8	Optional Re-Pricing	~~181~~182
Section 9.9	Clean-Up Call Redemption	~~183~~185

ARTICLE X Accounts, Accountings And Releases		~~185~~186

Section 10.1	Collection of Money	~~185~~186
Section 10.2	Collection Account	~~185~~187
Section 10.3	Transaction Accounts	~~188~~189
Section 10.4	The Revolver Funding Account	~~190~~191
Section 10.5	Ownership of the Accounts	~~190~~192
Section 10.6	Reinvestment of Funds in Accounts; Reports by Trustee	~~191~~192
Section 10.7	Accountings	~~192~~193
Section 10.8	Release of Assets	~~200~~202
Section 10.9	Reports by Independent Accountants	~~201~~203
Section 10.10	Reports to the Rating Agencies and Additional Recipients	~~203~~204

-iii-

(continued)

Page

Section 10.11	Procedures Relating to the Establishment of Accounts Controlled by the Trustee	~~203~~205
Section 10.12	Section 3(c)(7) Procedures	~~203~~205
Section 10.13	No Further Reporting Following the Redemption of the Secured Notes	~~207~~208

ARTICLE XI Application Of Monies		~~207~~208

Section 11.1	Disbursements of Monies from Payment Account	~~207~~208

ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS		~~214~~215

Section 12.1	Sales of Collateral Obligations	~~214~~216
Section 12.2	Purchase of Additional Collateral Obligations	~~217~~219
Section 12.3	Conditions Applicable to All Sale and Purchase Transactions	~~220~~222

ARTICLE XIII Noteholders’ Relations		~~221~~223

Section 13.1	Subordination	~~221~~223
Section 13.2	Standard of Conduct	~~222~~223

ARTICLE XIV MISCELLANEOUS		~~222~~224

Section 14.1	Form of Documents Delivered to Trustee	~~222~~224
Section 14.2	Acts of Holders	~~224~~225
Section 14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and each Rating Agency	~~225~~226
Section 14.4	Notices to Holders; Waiver	~~226~~228
Section 14.5	Effect of Headings and Table of Contents	~~227~~228
Section 14.6	Successors and Assigns	~~227~~229
Section 14.7	Severability	~~227~~229
Section 14.8	Benefits of Indenture	~~227~~229
Section 14.9	Legal Holidays	~~228~~229
Section 14.10	Governing Law	~~228~~229
Section 14.11	Submission to Jurisdiction	~~228~~229
Section 14.12	Waiver of Jury Trial	~~228~~230
Section 14.13	Counterparts	~~228~~230
Section 14.14	Acts of Issuer	~~228~~230
Section 14.15	Confidential Information	~~229~~230
Section 14.16	Liability of Issuer	~~230~~232
Section 14.17	Notices to S&P; Rule 17g-5 Procedures	~~231~~232
Section 14.18	Proceedings	~~233~~234

ARTICLE XV Assignment Of Certain Agreements		~~233~~235

Section 15.1	Assignment of Collateral Management Agreement	~~233~~235

-iv-

Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	Moody’s Rating Definitions
Schedule 4	S&P Recovery Rate Tables
Schedule 5	[Reserved]
Schedule 6	Diversity Score Calculation
Schedule 7	Fitch Rating Definitions
Schedule 8	S&P Region Diversity Table

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Rule 144A Global Subordinated Note
A-3	Form of Certificated Secured Note
A-4	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter for Certificated Secured Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes
B-5	Form of Subordinated Note ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Temporary Regulation S Global Secured Note or Regulation S Global Secured Note
B-8	Form of Transferor Certificate for Transfer of Certificated Subordinated Note to Rule 144A Global Subordinated Note
B-9	Form of Transferee Certificate of Rule 144A Global Subordinated Note

Exhibit C	~~Calculation of LIBOR~~[Reserved]
Exhibit D	Form of Beneficial Ownership Certificate
Exhibit E	Form of NRSRO Certification
Exhibit F	Form of Notice of Contribution

-v-

and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to this Indenture and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

“Affected Class”: Any Class of Secured Notes that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption” has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Collateral Management Fee”: All accrued and unpaid Collateral Management Fees, Current Deferred Management Fees, Cumulative Deferred Management Fees and Collateral Management Fee Shortfall Amounts (including accrued interest) due and payable to the Collateral Manager.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation or Deferrable Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over a ~~London interbank offered~~secured overnight financing rate based index, (i) the stated interest rate spread on such Collateral Obligation above such index as of the immediately preceding Interest Determination Date multiplied by (ii) the outstanding principal balance of such Collateral Obligation; and (b) in the case of each Floating Rate Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than a ~~London interbank offered~~secured overnight financing rate based index, (i) the excess of the sum of such spread and such index over ~~LIBOR~~the

Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation.

For purposes of calculating the Aggregate Funded Spread, (i) such calculation shall exclude any Deferring Obligation until the obligor thereof has resumed the payment of cash interest in cash, (ii) with respect to any ~~LIBOR~~Floating Rate Floor Obligation, the stated interest rate spread on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over ~~LIBOR~~the Benchmark as in effect for the current Interest Accrual Period (or portion thereof, in the case of the first Interest Accrual Period) and (iii) the stated interest rate of a Collateral Obligation will be excluded from such calculation to the extent the Issuer or the Collateral Manager has actual knowledge that such payment of interest will not be made by the obligor thereof during the applicable period.

“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Risk Adjusted Par Amount”: The amount specified below for the applicable Interest Accrual Period, listed sequentially, starting with the Interest Accrual Period commencing on the Closing Date:

Interest Accrual Period	Aggregate Risk Adjusted Par Amount ($)
1	900,000,000
2	898,095,000
3	896,747,858
4	895,402,736
5	894,059,632
6	892,718,542
7	891,379,464
8	890,042,395
9	888,707,332
10	887,374,271
11	886,043,209
12	884,714,144
13	883,387,073
14	882,061,993
15	880,738,900
16	879,417,791
17	878,098,664
18	876,781,516
19	875,466,344

Interest Accrual Period	Aggregate Risk Adjusted Par Amount ($)
20	874,153,145
21	872,841,915
22	871,532,652
23	870,225,353
24	868,920,015
25	867,616,635
26	866,315,210
27	865,015,737
28	863,718,214
29	862,422,636
30	861,129,002
31	859,837,309
32	858,547,553
33	857,259,732
34	855,973,842
35	854,689,881
36	853,407,846
37	852,127,735
38	850,849,543
39	849,573,269
40	848,298,909
41	847,026,461
42	845,755,921
43	844,487,287
44	843,220,556
45	841,955,725
46	840,692,792
47	839,431,752
48	838,172,605
49	836,915,346

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“AIFMD Level 2 Regulation”: The meaning specified in the definition of the term “E.U. Retention Requirement Laws”.

“Alternative Method”: The meaning specified in Section 7.17(l).

“Alternative Rate”: The meaning set forth in ~~Exhibit C hereto~~the definition of “Benchmark”.

“ARRC”: The Alternative Reference Rates Committee.

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assigned Moody’s Rating”: The meaning specified in Schedule 3 hereto.

“Assumed Reinvestment Rate”: ~~LIBOR~~The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: The Bank of New York Mellon Trust Company, National Association, in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law”: The Bankruptcy Code, as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the United States or other applicable jurisdiction.

“BDC”: Golub Capital Investment Corporation, a Maryland corporation

“Benchmark”: With respect to the Floating Rate Notes the greater of (a) 0.0% and (b) (I) the Term SOFR Reference Rate for the Designated Maturity, as such rate is published by the Term SOFR Administrator on the Term SOFR Source (the “Screen Rate”) on the related Interest Determination Date, (II) if as of 5:00 p.m. (New York City time) on any Interest Determination Date the rate referred to in clause (I) is temporarily or permanently unavailable or has not been published by the Term SOFR Administrator on the Term SOFR Source, the Interpolated Screen Rate, (III) if such rate cannot be determined under clauses (I) or (II), then the Term SOFR Reference Rate for the Designated Maturity as published by the Term SOFR Administrator on the Term SOFR Source on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Designated Maturity was published by the Term SOFR

Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (IV) if such rate cannot be determined under clauses (I), (II) or (III), the Term SOFR Reference Rate as determined on the previous Interest Determination Date. "Benchmark," when used with respect to a Collateral Obligation, means the "benchmark" rate determined in accordance with the terms of such Collateral Obligation.

Notwithstanding anything in the foregoing, if at any time while any Floating Rate Notes are outstanding the Collateral Manager reasonably determines that the Benchmark is likely to cease to exist or be reported, the Collateral Manager (on behalf of the Issuer) may select (with notice to the Trustee, the Calculation Agent and the Collateral Administrator) an alternative rate, including any applicable spread adjustments thereto (the “Alternative Rate”) that in its commercially reasonable judgment is consistent with the successor for the Benchmark, including any applicable spread adjustments thereto, generally being used in the quarterly pay Floating Rate Obligations included in the Assets or the new issue collateralized loan obligation market which is (x) proposed or recommended (whether by letter, protocol, publication of standard terms or otherwise) by the LSTA or ARRC and (y) not objected to by a Majority of the Controlling Class within 10 Business Days of notice of such rate and all references herein to “Benchmark” will mean such Alternative Rate selected by the Collateral Manager; provided, that the Issuer shall have obtained written advice of Dechert LLP or an opinion of counsel of nationally recognized standing that such selection will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation or otherwise subject to U.S. federal income tax on a net basis.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: An employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Bond”: A debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Broadly Syndicated Loan”: A Loan (a) that is part of a credit facility with a Facility Size on the date of origination thereof at least equal to U.S.$250,000,000 and (b) as to which, on the date of origination thereof, (i) Moody’s has either (x) assigned a corporate family rating on an Obligor thereon or (y) assigned to such credit facility a monitored publicly available rating or (ii)

(vii)            provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(viii)           does not constitute Margin Stock;

(ix)              has payments that do not and will not subject the Issuer to withholding tax or other similar tax (except for withholding or other similar taxes on commitment fees or similar fees or fees that by their nature are commitment fees or similar fees) unless the related obligor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(x)               is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(xi)             except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided that the Issuer may be required, as a lender under the Underlying Instruments, to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment);

(xii)            does not have an “f”, “p”, “pi”, “sf” or “t” subscript assigned by S&P or an “sf” subscript assigned by Moody’s;

(xiii)            is not a repurchase obligation, a Zero Coupon Bond, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Structured Finance Obligation, a Non-Recourse Obligation, an Interest Only Obligation, a Step-Up Obligation or a Step-Down Obligation;

(xiv)            will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xv)            is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than a Permitted Offer;

(xvi)            has an S&P Rating of at least “CCC-” and a Fitch Rating of at least “CCC-”;

(xvii)          does not mature after the Stated Maturity of the Secured Notes;

(xviii)         other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or ~~LIBOR~~Libor or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the S&P Rating Condition is satisfied;

(a)	causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Delivery Certificate”: An Officer’s certificate of the Collateral Manager to the effect that immediately before the Delivery of the Collateral Obligations:

(A)            the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B)            each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”; and

(C)            the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2.

“Designated Maturity” means, with respect to the Secured Notes and each Interest Determination Date, three months.

“Determination Date”: The last day of each Collection Period and, for the purposes of determining whether Interest Proceeds and Principal Proceeds can be transferred to the Payment Account and applied pursuant to the Priority of Payments in connection with a Redemption Distribution Date, the Business Day preceding such Redemption Distribution Date.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than “B-”, or (b) 80% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that (x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day; (y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed

“Fitch Rating Factor”: In respect of any Collateral Obligation, the number set forth in the table below opposite the Fitch Rating in respect of such Collateral Obligation:

Fitch Rating	Fitch Rating Factor
AAA	0.19
AA+	0.35
AA	0.64
AA-	0.86
A+	1.17
A	1.58
A-	2.25
BBB+	3.19
BBB	4.54
BBB-	7.13
BB+	12.19
BB	17.43
BB-	22.80
B+	27.80
B	32.18
B-	40.60
CCC+	62.80
CCC	62.80
CCC-	62.80
CC	100.00
C	100.00
D	100.00

“Fitch Recovery Rate”: The meaning specified in Schedule 7 hereto.

“Fitch Test Matrix”: The meaning specified in Schedule 7 hereto.

“Fitch Weighted Average Rating Factor”: The number determined by (a) summing the products of (i) the Principal Balance of each Collateral Obligation multiplied by (ii) its Fitch Rating Factor, (b) dividing such sum by the aggregate Principal Balance of all such Collateral Obligations and (c) rounding the result down to the nearest two decimal places. For the purposes of determining the Principal Balance and aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.

“Fixed Rate Notes”: Any notes issued under the Indenture (or loans entered into by the Issuer in connection with a Refinancing) that bear a fixed rate of interest.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a reference rate and (b) that provides that such reference rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the reference rate for the applicable interest period for such Collateral Obligation.

“Floating Rate Notes”: All of the Secured Notes (or loans entered into by the Issuer in connection with a Refinancing), collectively, other than the Fixed Rate Notes.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“FRB”: The meaning specified in the definition of the terms “Deliver”, “Delivered” or “Delivery”.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: The Global Secured Notes and the Rule 144A Global Subordinated Notes.

“Global Rating Agency Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, satisfaction of the S&P Rating Condition (to the extent applicable) together with prior notice to Fitch delivered at least five Business Days prior to such action (to the extent that Fitch is rating any Notes then Outstanding).

“Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Government Security”: The meaning specified in the definition of the terms “Deliver”, “Delivered” or “Delivery”.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, Japan, Singapore and New Zealand.

“Group II Country”: Germany, Ireland, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C Notes and the Class D Notes) on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Notes as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Notes are no longer outstanding.

“Interest Determination Date”: ~~(a) With respect to the first Interest Accrual Period (x) for the period from and including the Closing Date to but excluding the First Interest Determination End Date, the second London Banking Day preceding the Closing Date and (y) for the period from and including the First Interest Determination End Date to but excluding the first Payment Date, the second London Banking Day preceding the First Interest Determination End Date and (b) with~~With respect to each Interest Accrual Period ~~thereafter~~, the second ~~London Banking~~U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period; provided that, in connection with any Refinancing upon a redemption of the Secured Notes in whole, but not in part, solely with respect to the first Interest Accrual Period following the related Redemption Date, the Interest Determination Date for the replacement securities issued in connection with such Refinancing will be determined by the Collateral Manager in connection with such Refinancing.

“Interest Only Obligation”: Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)               all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)              all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)             all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv)             commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)             any amounts deposited in the Expense Reserve Account as Interest Proceeds pursuant to Section 3.1(xi)(B);

(vi)             any Principal Proceeds designated by the Collateral Manager (with notice to the Collateral Administrator) as Interest Proceeds in connection with any Refinancing of the Secured Notes in whole, up to the Excess Par Amount for payment on the Redemption Date of such Refinancing; and

(vii)            any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by this Indenture;

provided that any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation; provided further that capitalized interest shall not constitute Interest Proceeds. Notwithstanding the foregoing, the Collateral Manager may designate in its discretion (to be exercised on or before the related Determination Date), on any date after the first Payment Date, that any portion of Interest Proceeds in a Collection Period be deemed to be Principal Proceeds so long as the Collateral Manager believes that such designation will not result in an Event of Default pursuant to clause (a) of the definition thereof on the next succeeding Payment Date.

“Interest Rate”: With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to ~~LIBOR for such Interest Accrual Period plus the spread~~the rate specified in Section 2.3.

“Interpolated Screen Rate” means the rate which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available or can be obtained) which is less than the Designated Maturity and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available or can be obtained) which exceeds the Designated Maturity. For purposes of determining the Interpolated Screen Rate for a period of less than one month, the “Screen Rate” shall be deemed to include overnight SOFR as published on the Federal Reserve Bank of New York’s website.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Investment Criteria”: The criteria specified in Section 12.2.

“Investment Criteria Adjusted Balance”: With respect to each Collateral Obligation, the outstanding principal balance of such Collateral Obligation; provided that the Investment Criteria Adjusted Balance of any:

(i)	Deferring Obligation will be the S&P Collateral Value of such Deferring Obligation;

(ii)	Defaulted Obligation will be the S&P Collateral Value of such Defaulted Obligation;

(iii)	Discount Obligation, will be the product of the (x) purchase price (expressed as a percentage of par) and (y) the principal balance of such Collateral Obligation;

(iv)	Long-Dated Obligation will equal its applicable Long-Dated Obligation Amount; and

(v)	Collateral Obligation included in the CCC Excess will be the Market Value of such Collateral Obligation;

provided further that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Obligation, Defaulted Obligation or Discount Obligation and/or is included in the CCC Excess will be the lowest amount determined pursuant to clauses (i) – (v) above.

“IRS”: The U.S. Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by a Responsible Officer of the Issuer or the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer. An order or request provided in a facsimile, email or other electronic communication by a Responsible Officer of the Issuer or the Issuer or by a Responsible Officer of the Collateral Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent the Trustee requests otherwise.

“Issuer’s Website”: The internet website of the Issuer, initially located at www.structuredfn.com access to which is limited to Fitch and S&P and to NRSRO’s that have provided an NRSRO Certification.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Knowledgeable Employee”: The meaning set forth in Rule 3c-5(a)(4) promulgated under the 1940 Act.

~~“LIBOR”: The meaning set forth in Exhibit C hereto.~~

~~“LIBOR Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a London interbank offered rate and (b) that provides that such London interbank~~

~~offered rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation.~~

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

~~“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.~~

“Long-Dated Obligation”: Any Collateral Obligation (or portion thereof) with a maturity later than the earliest Stated Maturity of the Notes.

“Long-Dated Obligation Amount”: As of any date of determination, for each Long-Dated Obligation, an amount equal to the product of the Principal Balance of such Long-Dated Obligation multiplied by 70%.

“LSTA”: The Loan Syndications and Trading Association.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action and includes a covenant that applies only when the related Loan is funded.

“Majority”: With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i)            the bid price determined by the Loan Pricing Corporation, LoanX Inc., Markit Group Limited or any other nationally recognized pricing service subscribed to by the Collateral Manager; or

(ii)            if the price described in clause (i) is not available or the Collateral Manager determines in accordance with the Collateral Manager Standard that such price does not reflect the value of such asset;

(A)            the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without

“Partnership Interest”: The meaning specified in Section 7.17(a).

“Partnership Representative”: The meaning specified in Section 7.17(l).

“Partnership Tax Audit Rules”: The meaning specified in Section 7.17(l).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: (i) Each of the 20th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in April 2019, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the latest Stated Maturity, (ii) each Redemption Date (other than a Redemption Date in connection with a Failed Optional Redemption or a Redemption Date in connection with a redemption of Secured Notes in part by Class) and Re-Pricing Date and (iii) after the date on which no Secured Notes are deemed or considered Outstanding, any Business Day that the Collateral Manager shall designate as a “Payment Date” pursuant to Section 11.1(f).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Deferrable Obligation”: Any Deferrable Obligation that (or the Underlying Instruments of which) carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, ~~LIBOR~~the Benchmark plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

the month immediately preceding such Payment Date, Redemption Date, Redemption Distribution Date or Re-Pricing Date, as applicable (whether or not a Business Day) (or, after the date on which no Secured Notes are deemed or considered Outstanding, the Business Day preceding such Payment Date).

“Redemption Date”: Any Business Day specified for a redemption of Notes pursuant to Article IX (other than a mandatory redemption pursuant to Section 9.1).

“Redemption Distribution Date”: The meaning set forth in Section 9.2(j).

“Redemption Distribution Direction”: The meaning set forth in Section 10.7(k).

“Redemption Price”: (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon (including any defaulted interest and any accrued and unpaid interest thereon and any Deferred Interest and any accrued and unpaid interest thereon) to the Redemption Date or Re-Pricing Date, as applicable, and (b) for each Subordinated Note, (x) if such Subordinated Note is being redeemed in connection with a liquidation of Assets, its proportional share (based on the outstanding principal amount of such Subordinated Note) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption, Tax Redemption or Clean-Up Call Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all Aggregate Collateral Management Fees and Administrative Expenses) of the Issuer or (y) if such Subordinated Note is being redeemed upon the occurrence of a Refinancing of all of the Secured Notes, the applicable Subordinated Note Redemption Price; provided that, in connection with any Re-Pricing, Tax Redemption, Optional Redemption or Clean-Up Call Redemption of the Secured Notes in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of such Class of Secured Notes, and such price shall be the “Redemption Price”.

~~“Reference Banks”: The meaning specified in Exhibit C hereto.~~

“Refinanced Notes”: Each Class of Secured Notes that are the subject of a Partial Refinancing.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Notes in connection with an Optional Redemption.

“Refinancing Date”: December 21, 2020.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Refinancing Purchase Agreement”: The note purchase agreement dated as of December 15, 2020 between the Issuer and Wells Fargo Securities, LLC, as initial purchaser of the Class A-2-R Notes, as may be amended from time to time.

“Refinancing Rate Condition”: With respect to any Partial Refinancing, a condition that is satisfied for the related Refinanced Notes that are to be Refinanced by the related Replacement Notes when: (i)(a) the spread over ~~LIBOR~~the Benchmark of the Replacement Notes is not greater than the spread over ~~LIBOR~~the Benchmark of the Refinanced Notes, if both the Replacement Notes and the Refinanced Notes are Floating Rate Notes, (b) the Interest Rate of the Replacement Notes is not greater than the Interest Rate of the Refinanced Notes, if both the Refinanced Notes and the Replacement Notes are Fixed Rate Notes or (c) the weighted average interest rate of the Replacement Notes does not exceed the weighted average interest rate of the Refinanced Notes (measured as of the date of such Refinancing); (ii) if either (x) the Refinanced Notes are Fixed Rate Notes, and the Replacement Notes are Floating Rate Notes (in either case in whole or in part), or (y) the Refinanced Notes are Floating Rate Notes, and the Replacement Notes are Fixed Rate Notes (in either case in whole or in part), the rate of interest payable on the Replacement Notes (in the reasonable determination of the Collateral Manager) is expected to be lower than the rate of interest that would have been payable on the Refinanced Notes over the expected remaining life of the Refinanced Notes (in each case determined on a weighted average basis over such expected remaining life), had such Partial Refinancing not occurred; (iii) the Issuer and the Trustee have received an officer’s certificate of the Collateral Manager certifying that the conditions specified in clauses (i) or (ii) above, as applicable, have been satisfied with respect to such Partial Refinancing; and (iv) in the case of a Partial Refinancing of the Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes and/or the Class B-2 Notes effected under clause (ii) above, if the Global Rating Agency Condition is satisfied.

“Regional Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P region classification, obtained by dividing (i) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P region classification by (ii) the aggregate outstanding principal balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes (or in registered or bearer form if not a “registration-required obligation” as defined in Section 163(f)(2)(A) of the Code).

“Registered Investment Adviser”: A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Balance Criteria”: Criteria that shall be satisfied if, excluding Collateral Obligations being sold but including, without duplication, the Collateral Obligations being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligations, either (1) the Investment Criteria Adjusted Balance is by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Benchmarks”: The Expected Portfolio Default Rate, the Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure and the S&P Weighted Average Life.

“S&P CDO Monitor Election Period”: Any date on and after an S&P CDO Monitor Election Date so long as no S&P CDO Formula Election Date has occurred since such S&P CDO Monitor Election Date.

“S&P CDO Monitor Non-Model Adjustments”: For purposes of determining compliance with the S&P CDO Monitor Test in connection with the Effective Date Report, the Aggregate Funded Spread will be calculated (a) without giving effect to clause (ii) in the second paragraph thereof and each ~~LIBOR~~Floating Rate Floor Obligation will be assumed to bear interest at a rate equal to the stated interest rate spread over the ~~LIBOR-based~~Term SOFR-based index for such Collateral Obligation and (b) without including any Principal Proceeds that may be designated by the Collateral Manager as Interest Proceeds.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination after the Effective Date (and, during any S&P CDO Monitor Election Period, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the Class A-2 Notes (or, if the Class A-2 Notes are no longer Outstanding, the most senior Class of Secured Notes Outstanding) is positive. The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio with respect to the Class A-2 Notes (or, if the Class A-2 Notes are no longer Outstanding, the most senior Class of Secured Notes Outstanding) is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date.

“S&P Default Rate”: With respect to a Collateral Obligation, the default rate as determined in accordance with Section 3 of Schedule 4 hereto. If the number of years to maturity is not an integer, the default rate is determined using linear interpolation.

“S&P Distressed Exchange Offer”: An offer by the issuer of a Collateral Obligation to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for cash, or any combination thereof; in each case that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation to avoid imminent default; provided that, an offer by such issuer to exchange unregistered debt obligations for registered debt obligations shall not be considered an S&P Distressed Exchange Offer.

expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from either Rating Agency), Fitch Rating and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof, the inclusion of additional Collateral Obligations pursuant to Section 7.18 hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral but subject to exceptions for customary permitted liens) to a Senior Secured Loan of the obligor; and (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

“Screen Rate”: The meaning specified in the definition of “Benchmark”.

“Section 13 Banking Entity”: An entity that (i) is defined as a “banking entity” under the Volcker Rule regulations (Section __.2(c)), (ii) provides written certification that it is a “banking entity” under the Volcker Rule regulations (Section __.2(c)) thereof to the Issuer and the Trustee (which, in connection with a supplemental indenture pursuant to this Indenture, shall be provided within 7 days of notice of such supplemental indenture), and (iii) identifies the Class or Classes of Notes held by such entity and the outstanding principal amount thereof. Any holder that does not provide such certification in connection with a supplemental indenture will be deemed for purposes of such supplemental indenture not to be a Section 13 Banking Entity. If no entity provides such certification, then no Section 13 Banking Entities will be deemed to exist for purposes of any required consent or action under this Indenture. Any beneficial owner of an interest in a Global Secured Note which has provided a written certification as described above as to its status as a Section 13 Banking Entity shall provide prompt written notice to the Issuer, the Collateral Manager and the Trustee of any transfer of such interests.

“Secured Noteholders”: The Holders of the Secured Notes.

“Secured Notes”: The Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C Notes and the Class D Notes.

“Secured Obligations”: The meaning specified in the Granting Clauses.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date between the Issuer, the Trustee and The Bank of New York Mellon Trust Company, National Association, as custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Debt Instrument”: The meaning specified in Schedule 4 hereto.

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan; and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

"SOFR": With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.

“Solvency II Level 2 Regulation”: The meaning specified in the definition of the term “E.U. Retention Requirement Laws”.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding, or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if either (i) (x) one or more Collateral Obligations that were not subject to withholding tax when the Issuer committed to purchase them have become subject to withholding tax or the rate of withholding has increased on one or more Collateral Obligations that were subject to withholding tax when the Issuer committed to purchase them and (y) in any Collection Period, the aggregate of the payments subject to withholding tax on new withholding tax obligations and the increase in payments subject to withholding tax on increased rate withholding tax obligations, in each case to the extent not “grossed-up” (on an after-tax basis) by the related obligor, represent 5% or more of the aggregate amount of Interest Proceeds that have been received or that is expected to be received for such Collection Period; or (ii) taxes, fees, assessments, or other similar charges are imposed on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$2,000,000, other than any deduction or withholding for or on account of any tax with respect to any payment owing in respect of any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, by way of example, the Cayman Islands, Ireland, Bermuda, Curacao, St. Maarten and the Channel Islands).

“Tax Matters Partner”: The meaning specified in Section 7.17(k).

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Temporary Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

"Term SOFR": The forward-looking term rate for the Designated Maturity based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited or a successor administrator of the rate currently identified as ‘3 Month CME Term SOFR’, as applicable.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR, as such rate is published by the Term SOFR Administrator on the Term SOFR Source.

"Term SOFR Source": The CME Market Data Platform (or any alternative source designated by CME Group Benchmark Administration Limited, as administrator of Term SOFR, from time to time) for the rate currently identified as "3 Month CME Term SOFR."

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instruments”: The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“United States Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsaleable Asset”: (a) Any Defaulted Obligation (during the continuation of an Event of Default only), Equity Security, obligation received in connection with a tender offer, voluntary redemption, exchange offer, conversion, restructuring or plan of reorganization with respect to the Obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any asset, claim or other property identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000, in each case with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future.

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

"U.S. Government Securities Business Day": Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the Securities Industry and Financial Markets Association website.

Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (iii) Additional Notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Notes

Class Designation	A-1	A-2-R	B-1	B-2	C	D	Subordinated
Original Principal Amount	U.S. $490,000,000	U.S. $38,500,000	U.S. $18,000,000	U.S. $27,000,000	U.S. $95,000,000	U.S. $60,000,000	U.S. $179,695,000
Stated Maturity	January 20, 2031	January 20, 2031	January 20, 2031	January 20, 2031	January 20, 2031	January 20, 2031	December 13, 2118
Fixed Rate Note	No	Yes	No	No	No	No	N/A
Interest Rate	~~LIBOR~~Benchmark + CSA + 1.48%	2.498%	~~LIBOR~~Benchmark + CSA + 2.25%	~~LIBOR~~Benchmark + CSA + 1.75%	~~LIBOR~~Benchmark + CSA + 2.30%	~~LIBOR~~Benchmark + CSA + 2.75%	N/A
Credit Spread Adjustment (“CSA”):[2]	0.26161%	N/A	0.26161%	0.26161%	0.26161%	0.26161%	N/A
Floating Rate Note	Yes	No	Yes	Yes	Yes	Yes	N/A
Index	~~LIBOR~~Benchmark	N/A	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	~~LIBOR~~Benchmark	N/A
Index Maturity	3 month	N/A	3 month	3 month	3 month	3 month	N/A
Spread[1]	1.48%	N/A	2.25%	1.75%	2.30%	2.75%	N/A
Initial Rating(s):
S&P	“AAA(sf)”	“AAA(sf)”	“AA(sf)”	“AA(sf)”	“A(sf)”	“BBB-(sf)”	N/A
Fitch	“AAAsf”	N/A	N/A	N/A	N/A	N/A	N/A
Priority Classes	None	A-1	A-1, A-2-R	A-1, A-2-R	A-1. A-2-R, B-1, B-2	A-1, A-2-R, B-1, B-2, C	A-1, A-2-R, B-1, B-2, C, D
Pari Passu Classes	None	None	B-2	B-1	None	None	None
Junior Classes	A-2-R, B-1, B-2, C, D, Subordinated	B-1, B-2, C, D, Subordinated	C, D, Subordinated	C, D, Subordinated	D, Subordinated	Subordinated	None
Interest Deferrable	No	No	No	No	Yes	Yes	N/A

1	The spread over ~~LIBOR~~the Benchmark for each Class of Secured Notes (other than the Class A-1 Notes) is subject to reduction pursuant to Section 9.8.
2	Initially, 0.26161% or such other spread adjustment applicable thereto as determined by the Collateral Manager in connection with the designation of an Alternative Rate.

The Secured Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$2,100,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4     Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its respective Officers. The signature of such Officer on the Notes may be manual or facsimile.

Section 7.14     Annual Rating Review. (a) So long as any of the Secured Notes of any Class remain Outstanding, on or before December 31 in each year commencing in 2019, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from each Rating Agency, as applicable. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.

(b)     The Issuer shall obtain and pay for an annual review of (i) any Collateral Obligation which has an S&P Rating derived as set forth in clause (iii)(b) of the definition of the term “S&P Rating” and (ii) to the extent that Fitch is rating any Notes then outstanding, any middle market loan that has a Fitch Rating determined pursuant to clause (e) under the heading “Fitch Rating” in Schedule 7.

Section 7.15     Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16     Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate ~~LIBOR~~the Benchmark in respect of each Interest Accrual Period (or, in the case of the first Interest Accrual Period commencing on the Closing Date) in accordance with the terms ~~of Exhibit C hereto~~hereof (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, as described below in clause (b) of this Section 7.16, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)      The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as ~~possible~~practicable after ~~11:00 a.m. London~~5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than ~~11:00 a.m~~5:00 a.m. New York time on the ~~London Banking~~U.S. Government Securities Business Day immediately following each Interest Determination

Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Notes during the related Interest Accrual Period (or portion thereof) and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent ~~will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent~~ shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (or portion thereof) (in the absence of manifest error) be final and binding upon all parties. The Calculation Agent and the Trustee shall have no responsibility or liability for the selection of an alternative base rate (including an Alternative Rate) or determination thereof, or any liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a reference rate as described herein.

Section 7.17     Certain Tax Matters. (a) For so long as the Subordinated Notes and any other interest that is treated as equity in the Issuer is held by a single owner for U.S. federal income tax purposes, the Issuer shall treat itself as disregarded as separate from such owner for such purposes, and in all our situations the Issuer shall treat itself as a partnership (other than a publicly traded partnership), and each Holder or beneficial owner of a Subordinated Note (or any interest therein) or any other interest that is treated as equity in the Issuer for U.S. federal income tax purposes (each such Note or interest, a “Partnership Interest”, and each such Holder or beneficial owner, a “Partner”) shall not take or permit any action that is inconsistent with such treatment. Sections 7.17(i), (j), (k) and (l) will apply only for so long as the Issuer is treated as a partnership for U.S. federal income tax purposes.

(b)            The Issuer shall treat (i) the Secured Notes as indebtedness of the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law and (ii) the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes.

(c)            The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority, and the Paying Agent shall be authorized to file any information tax returns as required by any governmental authority.

(d)            If the Issuer has purchased an interest and the Issuer is aware that such interest is a “reportable transaction” within the meaning of Section 6011 of the Code, and a Holder of a Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is

(c)            Within 30 calendar days after the Effective Date (but in any event, prior to the Determination Date relating to the first Payment Date), the Issuer shall provide, or (at the Issuer’s expense) cause the Collateral Manager to provide, the following documents:

(i)            to each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com, and in the case of delivery to Fitch, via email to cdo.surveillance@fitchratings.com), a report identifying Collateral Obligations and a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: LoanX identification number, CUSIP number (if any), name of Obligor, coupon, spread (if applicable), ~~LIBOR~~Libor floor (if any), legal final maturity date, average life, outstanding principal balance, Principal Balance, identification as a Cov-Lite Loan or otherwise, identification as a First-Lien Last-Out Loan or otherwise, settlement date, the purchase price with respect to any Collateral Obligation the purchase of which has not settled, S&P Industry Classification and S&P Recovery Rate, and requesting that S&P reaffirm its Initial Ratings of the Secured Notes;

(ii)            to the Trustee and each Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com, and in the case of delivery to Fitch, via email to cdo.surveillance@fitchratings.com) a report, prepared by the Collateral Administrator (the “Effective Date Report”), (A) setting forth the issuer, principal balance, coupon/spread, Stated Maturity, S&P Rating and country of Domicile with respect to each Collateral Obligation as of the Effective Date and (B) calculating as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of (1) each Overcollateralization Ratio Test, (2) the Collateral Quality Tests (excluding the S&P CDO Monitor Test), (3) the Concentration Limitations and (4) the Target Initial Par Condition;

(iii)            to the Trustee and the Collateral Manager, (A) an Accountants’ Report comparing, as of the Effective Date, the issuer, Principal Balance, coupon/spread, stated maturity, S&P Rating and country of Domicile with respect to each Collateral Obligation by reference to such sources as shall be specified therein (such report, the “Accountants’ Effective Date Comparison AUP Report”) and (B) an Accountants’ Report performing agreed upon procedures as of the Effective Date including recalculating and comparing the following items in the Effective Date Report: (1) each Overcollateralization Ratio Test, the Collateral Quality Tests (excluding the S&P CDO Monitor Test) and the Concentration Limitations, and (2) whether the Target Initial Par Condition is satisfied (such report, the “Accountants’ Effective Date Recalculation AUP Report” and together with the Accountants’ Effective Date Comparison AUP Report, the “Accountants’ Effective Date AUP Reports”), with both Accountants’ Effective Date AUP Reports containing a statement specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Effective Date AUP Reports; and

(iii)            each such purchase shall be effected only at prices discounted from par;

(iv)            each such purchase of Secured Notes shall occur during the Reinvestment Period and shall be effected with Principal Proceeds;

(v)            each Coverage Test is satisfied immediately prior to each such purchase and will be satisfied, maintained or improved after giving effect to such purchase;

(vi)            to the extent that Sale Proceeds are used to consummate any such purchase, either (I) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except the S&P CDO Monitor Test) will be satisfied after giving effect to such purchase or (II) if any such requirement or test was not satisfied immediately prior to such sale, such requirement or test will be maintained or improved after giving effect to such purchase;

(vii)           no Event of Default shall have occurred and be continuing;

(viii)          each such purchase will otherwise be conducted in accordance with applicable law;

(ix)            the Trustee shall have received an Officer’s certificate of the Collateral Manager to the effect that the conditions in the foregoing clauses (i) through (viii) have been satisfied; and

(x)             notice of each such purchase shall be provided to the Rating Agencies.

Any Secured Notes to be purchased shall be surrendered to the Trustee for cancellation in accordance with Section 2.9. Upon receipt of the Officer’s certificate described in preceding sub-clause (ix), the Trustee shall disburse any available amount in the Principal Collection Subaccount on any Business Day pursuant to Issuer instruction (or the Collateral Manager acting on behalf of the Issuer), which instruction shall identify that such disbursement is for the purchase of Secured Notes pursuant to and in accordance with this Section 9.7.

Section 9.8     Optional Re-Pricing. On any Business Day after the Non-Call Period, at the direction of a Majority of the Subordinated Notes and with the consent of the Collateral Manager and the U.S. Retention Provider, the Issuer shall reduce the spread over ~~LIBOR~~the Benchmark or the fixed Interest Rate, as applicable, with respect to any Class of Secured Notes, other than the Class A-1 Notes (such reduction with respect to any such Class of Notes, a “Re-Pricing” and any Class of Secured Notes to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition specified below is satisfied with respect thereto. For the avoidance of doubt, no terms of any Secured Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of a Majority of the

Subordinated Notes and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

At least 20 days (or such shorter period reasonably acceptable to the Trustee and the Collateral Manager) prior to the Business Day fixed by a Majority of the Subordinated Notes for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) shall deliver a notice in writing (with a copy to the Collateral Manager, the Trustee and each Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall:

(a)            specify the proposed Re-Pricing Date and the revised spread over ~~LIBOR~~the Benchmark or the fixed Interest Rate, as applicable, to be applied with respect to such Class (the “Re-Pricing Rate”);

(b)            request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(c)            specify the price at which Notes of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to the following paragraph, which, for purposes of such Re-Pricing, shall be the Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date.

In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is not more than 5 Business Days after such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the consenting Holders of the Re-Priced Class, specifying the aggregate principal amount of the Notes of the Re-Priced Class held by such non-consenting Holders, and shall request each such consenting Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Notes of the Re-Priced Class held by the non-consenting Holders (each such notice, an “Exercise Notice”) within five Business Days after receipt of such notice (subject to the minimum denomination and applicable procedures of DTC). In the event the Issuer shall receive Exercise Notices with respect to more than the aggregate principal amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the aggregate principal amount of the Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices (subject to the minimum denomination and applicable procedures of DTC). In the event the Issuer shall receive Exercise Notices with respect to less than the aggregate principal amount of the Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer (subject to the minimum denomination and applicable procedures of DTC), shall cause the sale and transfer of such Notes, without further notice to the non-consenting Holders thereof, for settlement on the Re-Pricing Date to the Holders delivering Exercise Notices with respect thereto, and any excess Notes of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this paragraph shall be made at a price equal to the aggregate principal amount of such Notes together with any accrued and unpaid interest thereon, including any Deferred Interest and any accrued and unpaid interest on such Deferred Interest, in each case after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Indenture described in this Section 9.8. The Holder of each Secured Note, by its acceptance of an interest in the Secured Notes, agrees to sell and transfer its Secured Notes in accordance with the provisions of this Indenture described in this Section 9.8 and agrees to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effect such sales and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than five Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Notes of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Notes of the Re-Priced Class, including the Notes of the Re-Priced Class held by non-consenting Holders.

The Issuer shall not effect any proposed Re-Pricing unless: (i) with the consent of the Majority of the Subordinated Notes, the Collateral Manager and the U.S. Retention Provider, the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re-Pricing Date solely to decrease the spread over ~~LIBOR~~the Benchmark or the fixed Interest Rate, as applicable, with respect to the Re-Priced Class; (ii) the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) confirms in writing that all Notes of the Re-Priced Class held by non-consenting Holders have been sold and transferred pursuant to clause (c) above; (iii) each Rating Agency shall have been notified of such Re-Pricing; (iv) all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes, unless such expenses shall have been paid (including from proceeds of the additional issuance of Subordinated Notes) or shall be adequately provided for by an entity other than the Issuer; and (v) the Issuer has received written advice from Dechert LLP or an opinion of counsel of nationally recognized standing that (A) such Re-Pricing will not result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (B) such Re-Pricing will not result in the Issuer being subject to U.S. federal income tax on a net basis.

If notice has been received by the Trustee from the Collateral Manager pursuant to this Indenture, notice of a Re-Pricing shall be given by the Trustee by first class mail, postage prepaid, mailed not less than three Business Days prior to the proposed Re-Pricing Date, to each Holder of Notes of the Re-Priced Class at the address in the Register (with a copy to the Collateral Manager), specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re-Pricing may be withdrawn by a Majority of the Subordinated Notes on or prior to the Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee, and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of Notes and each Rating Agency.

unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)            Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)            Collateral Principal Amount of Collateral Obligations.

(iv)            A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)            The obligor thereon (including the issuer ticker, if any);

(B)            The CUSIP, LoanX-ID (if any) or security identifier thereof;

(C)            The Principal Balance thereof, the outstanding principal balance thereof (in each case, other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) and any unfunded commitment pertaining thereto;

(D)            The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)            (x) The related interest rate or spread (in the case of a ~~LIBOR~~Floating Rate Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a ~~LIBOR~~Floating Rate Floor Obligation, the related ~~LIBOR~~reference rate floor and (z) the identity of any Collateral Obligation that is not a ~~LIBOR~~Floating Rate Floor Obligation and for which interest is calculated with respect to any index other than ~~LIBOR~~the Benchmark;

(F)            The stated maturity thereof;

(G)            The related S&P Industry Classification;

(H)            The S&P Rating;

(I)            The Fitch Rating;

(J)            The country of Domicile;

(K)            An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) a Defaulted Obligation, (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by each Rating Agency), (7) a Permitted Deferrable Obligation, (8) a Fixed Rate Obligation, (9) a Current Pay Obligation, (10) a DIP Collateral Obligation, (11) a Discount